     As filed with the Securities and Exchange Commission on April 28, 1999
                            Registration No. 33-05489
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                            Silicon Valley Bancshares
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                                   91-1962278
 (State of Incorporation)               (I.R.S. Employer Identification No.)


                3003 Tasman Drive, Santa Clara, California 95054
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                             1989 Stock Option Plan
                            ------------------------
                            (Full title of the plan)


                                  JOHN C. DEAN
                             Chief Executive Officer
                            SILICON VALLEY BANCSHARES
                3003 Tasman Drive, Santa Clara, California 95054
                                 (408) 654-7400
 ------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)



                                   Copies to:
                             A. Catherine Ngo, Esq.
                            Silicon Valley Bancshares
                                3003 Tasman Drive
                          Santa Clara, California 95054
                                 (408) 654-7400



 . Pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement is hereby expressly adopted by the registrant as the successor to Silicon Valley Bancshares, a California corporation, as its own registration statement for all purposes under the Securities Act and under the Securities Exchange Act of 1934, as amended.
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


                         CALCULATION OF REGISTRATION FEE

         No additional registration fee is due because no additional shares are being registered.


                                     PART II

              INCORPORATION REQUIRED IN THE REGISTRATION STATEMENTS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Silicon Valley Bancshares, a Delaware corporation (the "Company"), hereby incorporates by reference in this registration statement the following documents:

         (a) The Company's (or its predecessor's) latest annual report on Form 10-K, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's fiscal year ended December 31, 1998.

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the Company's Common Stock contained in the registration statement on Form 8-A filed on April 23, 1987 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         (d) The contents of Registration Statements on Form S-8 Nos. 33-85104 and 33-05489 filed with the Securities and Exchange Commission on October 12, 1994 and June 7, 1996 are incorporated by reference herein.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

         On April 23, 1999, Silicon Valley Bancshares, a California corporation ("Silicon California" or "Predecessor"), undertook a reorganization and reincorporation for the purpose of changing its state of domicile from California to Delaware. The reincorporation was accomplished by merging Silicon California into the Company, which was a wholly-owned subsidiary of Silicon California. Pursuant to the reincorporation merger, each share of Common Stock of Silicon California was converted into one share of Common Stock of the Company. Furthermore, the Company assumed all of the obligations of Silicon California under the Plan and Agreement of Merger dated as of April 21, 1999 (the "Plan"). The outstanding options assumed under the Plan are exercisable for shares of the Company's Common Stock. The description of the rights and privileges of Common Stock of the Company is contained in the registration statement on Form 8-A filed on April 23, 1987. Shares of the Company's Common Stock also represent certain rights issued pursuant to the Preferred Rights Agreement dated as of October 22, 1998 between Silicon California and Norwest Bank, Minnesota, N.A.


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


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

         Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted under Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

         Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable.


ITEM 8.  EXHIBITS.

         See Exhibit Index.

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arises under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on April 22, 1999.


                                       SILICON VALLEY BANCSHARES


                                        By: /s/ John C. Dean
                                           -------------------------------------
                                           John C. Dean
                                           President and Chief Executive Officer
                                           (Principal executive officer)



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment Number One to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                     DATE
---------                                   -----                                     ----
/s/ John C. Dean                     President,  Chief Executive  Officer and    April 22, 1999
--------------------                 Director (Principal Executive Officer)
  John C. Dean


/s/ Christopher T. Lutes             Executive   Vice   President  and  Chief    April 22, 1999
------------------------
  Christopher T. Lutes               Financial Officer  (Principal  Financial
                                     and Accounting Officer)


/s/ Daniel J. Kelleher               Chairman of the Board                       April 22, 1999
----------------------
  Daniel J. Kelleher


/s/ Gary K. Barr                     Director                                    April 22, 1999
----------------
  Gary K. Barr


/s/ James F. Burns, Jr.              Director                                    April 22, 1999
--------------------
  James F. Burns, Jr.


/s/ David M. deWilde                 Director                                    April 22, 1999
--------------------
  David M. deWilde



/s/ James R. Porter                  Director                                    April 22, 1999
-------------------
  James R. Porter


/s/ Ann R. Wells                     Director                                    April 22, 1999
----------------
  Ann R. Wells


/s/ Stephen E. Jackson               Director                                    April 22, 1999
----------------------
  Stephen E. Jackson


                                EXHIBIT INDEX OF
                 POST-EFFECTIVE AMENDMENT NUMBER ONE TO FORM S-8


EXHIBIT NO.       EXHIBIT TITLE
-----------       -------------
4.1               Certificate of Incorporation of the Company is incorporated by reference to Exhibit 4.1 to the Company's Registration
                  Statement on Form 8-K filed with the Securities and Exchange
                  Commission on April 26, 1999

4.2               Bylaws of the Company are incorporated by reference to Exhibit
                  4.2 to the Company's Registration Statement on Form 8-K filed with the Securities and Exchange Commission on April 26, 1999

4.3 Rights Agreement dated October 22, 1998 is incorporated by reference to Exhibit 1 to Predecessor's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 27, 1998

4.4               Agreement and Plan of Merger dated April 21, 1999 between
                  Silicon Valley Bancshares, a California corporation, and the Company, is incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form 8-K filed with the
                  Securities and Exchange Commission on April 26, 1999

5 Opinion regarding legality is incorporated by reference to Predecessor's Registration Statements on Form S-8 (File Nos.
                  Nos. 33-85104 and 33-05489) filed on October 12, 1994 and June
                  7, 1996

23.1              Consent of Counsel (included in Exhibit 5)

23.2 Consent of Independent Auditors is incorporated by reference to Predecessor's Registration Statements on Form S-8 (File
                  Nos. 33-85104 and 33-05489) filed on October 12, 1994 and June
                  7, 1996

24                Power of Attorney is incorporated by reference to
                  Predecessor's Registration Statement on Form S-8 (File No.
                  33-85104 and 33-05489), filed on October 12, 1994 and June 7,
                  1996




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